PREFERRED APARTMENT COMMUNITIES, INC.
Shares of Common Stock

FORM OF UNDERWRITING AGREEMENT

________________, 2011

Wunderlich Securities, Inc.
6000 Poplar Avenue
Suite 150
Memphis, Tennessee 38119

As Representative of the several Underwriters

Ladies and Gentlemen:

Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “REIT Entities”), and Preferred Apartment Advisors, LLC, a Delaware limited liability company (the “Advisor” and, collectively with the REIT Entities, the “Transaction Entities”) confirm their respective agreement with each of the Underwriters listed on Schedule I (collectively, the “Underwriters”), for whom Wunderlich Securities, Inc. is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of up to 4,500,000 shares of Common Stock, of which up to 650,000 shares of Common Stock are being offered to Williams Realty Fund I, LLC and up to 250,000 shares of Common Stock may be offered to Williams Opportunity Fund, LLC through the Company’s directed share program without payment of underwriting discounts and commissions by the Company (the “Initial Shares”), par value $.01 per share, of the Company (the “Common Shares”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Initial Shares set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) to purchase all or any part of 675,000 additional Common Shares to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriters, acting severally and not jointly, in proportion to the number of Initial Shares set forth opposite the names of the Underwriters in Schedule I hereto.  The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section l(b) are hereinafter called, collectively, the “Shares.”

The Transaction Entities understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to those terms in the Prospectus (as herein defined).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-168407), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the Securities Act Regulations.  The information included in such prospectus that was omitted from the registration statement at the time it became effective but that is deemed to be part of the registration statement at the time it became effective pursuant to Rule 430A(b) is referred to as “Rule 430A Information.”  The registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein referred to as the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).  For purposes of this Agreement, the following shall have the meaning ascribed to them:

“General Disclosure Package” shall mean collectively, (i) the preliminary prospectus dated March 24, 2011 that is generally distributed to investors and used to offer the Shares, (ii) the Issuer Free Writing Prospectuses (defined below), if any, set forth in Schedule II hereto (iii) any other Free Writing Prospectus (defined below), if any, set forth in Schedule II hereto that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package, and (iv) the pricing information and other information, if any, set forth in Schedule II hereto.

“Free Writing Prospectus” shall mean a free writing prospectus as defined in Rule 405 of the Securities Act.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 (“Rule 433”) of the Securities Act.

The Company and the Underwriters agree that up to 2.0% of the Shares to be purchased by the Underwriters (the “Reserved Shares”) shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations.  Notwithstanding the foregoing, the Company and the Underwriters hereby agree that the 650,000 shares of Common Stock offered to Williams Realty Fund I, LLC and the 250,000 shares of Common Stock that may be offered to Williams Opportunity Fund, LLC through the Company’s directed share program will not reduce the number of Reserved Shares available for sale by the Underwriters.  To the extent that such Reserved Shares are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the offering of Shares contemplated hereby.

Concurrently with or immediately prior to the Closing Date (as hereinafter defined), the Company will have completed the formation transactions described in the General Disclosure Package and the Prospectus.  As part of these transactions, (i) the Underwriters will purchase the Initial Shares and offer them in a public offering as contemplated hereunder, (ii) the Transaction Entities will enter into the Management Agreement (the “Management Agreement”), (iii) the Company will contribute a portion of the proceeds of the offering to the Operating Partnership in exchange for units of limited partner interest in the Operating Partnership (the “Operating Partnership Units”) and (iv) the Company will enter into a registration rights agreement with the Private Placement Purchaser (as defined below) in the concurrent private placement (the “Registration Rights Agreement”) (the foregoing transactions, as more particularly described in the Prospectus, are referred to herein as the “Formation Transactions”).

The Company and Williams Opportunity Fund, LLC (the “Private Placement Purchaser”) entered into a subscription agreement (the “Private Placement Agreement” and together with this Agreement, the Management Agreement, the Registration Rights Agreement and the Operating Partnership Agreement, the “Operative Documents”) pursuant to which the Company has agreed to sell to the Private Placement Purchaser and the Private Placement Purchaser, has agreed to purchase from the Company, at a purchase price per share equal to the purchase price per share set forth in Section 1(a), 500,000 shares of Common Shares (the “Private Placement Shares”).

The Transaction Entities and the Underwriters agree as follows:

1.	Sale and Purchase.

(a)
Initial Shares.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $10.00, the Company agrees to sell to the Underwriters the Initial Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I hereto opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)
Option Shares.  In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in Section 1(a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase the Option Shares in proportion to the number of Initial Shares set forth opposite the names of the Underwriters in Schedule I hereto, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 ..  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time (but not more than twice) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Shares, the Company will sell to each Underwriter the proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Initial Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.  The Underwriters may from time to time increase or decrease the public offering price of the Option Shares after the initial public offering to such extent as the Underwriters may determine.

2.
Payment and Delivery.  Payment of the purchase price for, and delivery of certificates for or book-entry credits representing, the Initial Shares shall be made at the offices of Hirschler Fleischer, A Professional Corporation, 2100 East Cary Street, Richmond, Virginia 23223-7078, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M.  (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M.  (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for or book-entry credits representing, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for or book-entry credits representing the Shares to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase.

3.           Representations and Warranties by the Transaction Entities.  Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Closing Date and any Date of Delivery, and agrees with each Underwriter, as follows:

(a)
Registration Statement and Prospectuses.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment and supplement thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  Any request on the part of the Commission for additional information has been complied with.

Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment and supplement thereto, at the time it became effective, at the Closing Date and at each Date of Delivery, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  Each preliminary prospectus (including the preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the Securities Act Regulations and each preliminary prospectus included in the General Disclosure Package and the Prospectus delivered to the Underwriters for use in connection with this offering of Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.  The Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and any such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Shares.

(b)
Accurate Disclosure.  None of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment and supplement thereto, at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments and supplements thereto became effective, at the Closing Date and at each Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of any filing pursuant to Rule 424(b), at the Closing Date and at each Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the date hereof, at the Closing Date and at each Date of Delivery, neither (i) the General Disclosure Package nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations, warranties and agreements in Sections 3(a), 3(b), 3(c) and 3(uu) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any individual Issuer Free Writing Prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information under the heading “Underwriting” in the Registration Statement, the General Disclosure Package or the Prospectus (collectively, the “Underwriter Information”).

(c)
Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus, if any, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  Each Issuer Free Writing Prospectus that is the primary responsibility of a REIT Entity or its Affiliates and is not accomplished at the direction of an Underwriter or any Affiliate of the Underwriter, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act Regulations (including the provisions of Section 164 of the Securities Act Regulations).  The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, provided that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule II hereto.  The Company has retained in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act Regulations.

(d)
Company Not Ineligible Issuer.  At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) of the Securities Act Regulations, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(e)
Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company as required by the Securities Act and the Securities Act Regulations.

(f)
Financial Statements; Non-GAAP Financial Measures.  The financial statements included in the Registration Statement, the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the entities purported to be shown thereby (including the Company and its consolidated Subsidiaries) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(g)
No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change, whether or not arising in the ordinary course of business, in or affecting any of the properties described in the Prospectus as owned, leased or under contract by the Company or its Subsidiaries (the “Properties”) or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by any of the Transaction Entities on any class of its capital stock, Operating Partnership Units or other form of ownership interests.

(h)
Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease, and operate its Properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the other Operative Documents and the various other agreements required thereunder to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(i)
Good Standing of Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the other Operative Documents and the various other agreements required thereunder to which it is a party.  At the Closing Date, the Company will be the sole general partner of the Operating Partnership.  At the Closing Date, the Agreement of Limited Partnership of the Operating Partnership in the form provided to the Representative prior to the date hereof (the “Operating Partnership Agreement”), will be in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Prospectus; provided that to the extent any portion of the Underwriter’s option to purchase the Option Shares is exercised at the Closing Date, the percentage interest of such partners in the Operating Partnership will be adjusted accordingly.  Additionally, to the extent any portion of such overallotment option is exercised subsequent to the Closing Date, the Company will contribute the net proceeds from the sale of the Option Shares to the Operating Partnership in exchange for a number of Operating Partnership Units equal to the number of Option Shares issued.

(j)
Good Standing of the Advisor.  The Advisor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has corporate power and authority to conduct its business as described in the Prospectus and to enter into and perform its obligations (i) under this Agreement and the other Operative Documents to which it is a party and (ii) in connection with the Formation Transactions; and the Advisor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except for such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(k)
Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act) (after giving effect to the Formation Transactions) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock or equity interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The only Subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(l)
Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Prospectus).  The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as disclosed in the Prospectus, (i) other than with respect to the Operating Partnership Units disclosed in the Prospectus, no shares of capital stock of the Company are reserved for any purpose, (ii) except for the Operating Partnership Units, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(m)
Authorization and Description of Operating Partnership Units.  The Operating Partnership Units to be issued in the Formation Transactions have been duly authorized for issuance by the Operating Partnership and its general partner and, at the Closing Date, will be validly issued.  The issuance and sale by the Operating Partnership of the Operating Partnership Units in connection with the Formation Transactions are exempt from the registration requirements of the Securities Act and applicable state securities and blue sky laws, and are not in violation of the preemptive or other similar rights of any security holder of the Operating Partnership.  Except as disclosed in the Prospectus, no Operating Partnership Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Operating Partnership Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Operating Partnership Units or other securities of the Operating Partnership.  The terms of the Operating Partnership Units conform in all material respects to statements and descriptions related thereto contained in each of the Prospectus.

(n)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(o)
Authorization and Enforceability of Operative Documents.  (i) At or prior to the Closing Date, the Operating Partnership Agreement will have been duly and validly authorized, executed and delivered by the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, by each other party thereto) and will be a valid and binding agreement of the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, of each other party thereto), enforceable against the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, against each other party thereto) in accordance with its terms; (ii) at or prior to the Closing Date, the Management Agreement will have been duly and validly authorized, executed and delivered by the Company, the Operating Partnership and the Advisor and will be a valid and binding agreement of the Company, the Operating Partnership and the Advisor, enforceable against the Company, the Operating Partnership and the Advisor in accordance with its terms; and (iii) the Private Placement Agreement has been duly authorized, executed and delivered by the Company (and, to the knowledge of the Company, by each other party thereto) and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; except in each case as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification or contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(p)
Authorization and Description of Shares.  The Shares to be purchased by the Underwriters and the Private Placement Shares have been duly authorized for issuance and sale to the Underwriters or the Private Placement Purchaser, respectively, pursuant to this Agreement or the Private Placement Agreement, as applicable, and, when (i) the Shares have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein and (ii) the Private Placement Shares have been issued and delivered by the Company pursuant to the Private Placement Agreement against payment of the consideration set forth therein, such Shares and Private Placement Shares, as applicable, will be validly issued and fully paid and non-assessable.  The issuance and sale by the Company of the Private Placement Shares at or prior to the Closing Date are exempt from the registration requirements of the Securities Act and applicable state securities and blue sky laws.  The Common Shares conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and no holder of the Shares will be subject to personal liability by reason of being such a holder.  The certificates to be used to evidence the Shares will, at the Closing Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the NYSE Amex.  The issuance of the Shares and the Private Placement Shares is not subject to any preemptive or other similar rights of any securityholder of the Company.

(q)
Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by any of the Transaction Entities under the Securities Act, other than pursuant to the Registration Rights Agreement.

(r)	[Reserved]

(s)
Absence of Defaults and Conflicts.  None of the Transaction Entities, nor any of their Subsidiaries (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or similar organizational document or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Transaction Entities or any of their Subsidiaries is a party or by which it or any of them may be bound, or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the Private Placement Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and Prospectus under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their obligations hereunder and thereunder have been duly authorized by all necessary corporate or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect).  No such action will result in any violation of (A) the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership or similar organizational document of any of the Transaction Entities or any of their Subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Transaction Entities or any of their Subsidiaries or any of their assets, properties or operations, except in the case of clause (B) only, for any such violation that would not reasonably be expected to result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of their Subsidiaries.

(t)	[Reserved]

(u)
Absence of Proceedings.  Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of the Company, threatened, against or affecting the Transaction Entities or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(v)	[Reserved]

(w)
Accuracy of Exhibits.  There are no contracts or documents that are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act Regulations that have not been so filed as required.

(x)
No Finder’s Fee.  Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Prospectus and except for any fees payable in connection with the engagement of International Assets Advisory, LLC pursuant to the letter agreement between the Company and International Assets Advisory, LLC, none of the Transaction Entities has incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(y)
Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, or under the Operative Documents, except (i) such as have been already obtained under the Securities Act, the Securities Act Regulations, the rules of the NYSE Amex, state securities laws or the rules of FINRA and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Shares are offered.

(z)
Possession of Licenses and Permits.  Except as described in the Prospectus, each of the Transaction Entities and their Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary under applicable law to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; each of the Transaction Entities and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; and, except as described in the Prospectus, none of the Transaction Entities nor any of their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(aa)
Title to Property.  (i) At the Closing Date, the Operating Partnership or a Subsidiary thereof will have good and marketable title (fee or, in the case of ground leases and as disclosed in the Prospectus, leasehold) to each Property, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities or any of their Subsidiaries; (ii) neither the Transaction Entities nor any of their Subsidiaries owns any real property other than the Properties; (iii) each of the ground leases and subleases of real property, if any, material to the business of the Transaction Entities and their Subsidiaries, considered as one enterprise, and under which the Transaction Entities or any of their Subsidiaries holds Properties described in the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by any of the Transaction Entities or any of their Subsidiaries, and none of the Transaction Entities nor any of their Subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Transaction Entities or any of their Subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (iv) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus, and except for such failures to comply that would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; (vi) except if and to the extent disclosed in the General Disclosure Package or the Prospectus, no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties; and (vii) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(bb)
Utilities.  To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(cc)
Possession of Intellectual Property.  The Transaction Entities and their Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by them. None of the Transaction Entities nor any of their Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(dd)
Environmental Laws.  Except as described in the Prospectus and except as would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, (i) none of the Transaction Entities nor any of their Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Transaction Entities and their Subsidiaries have all Governmental Licenses required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Transaction Entities or any of their Subsidiaries, and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ee)
Accounting Controls and Disclosure Controls.  The Company and each of its Subsidiaries (i) have taken all necessary actions to ensure that, within the time period required, the Company and its Subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”)), and (ii) currently maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Prospectus, since the Company’s inception, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated).  The Company’s auditors and the Audit Committee of the Board of Directors of the Company, or if no such Audit Committee exists, the full Board of Directors of the Company, have been advised of: (1) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company and its Subsidiaries have established a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ff)
Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, at the time of effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(gg)
Payment of Taxes.  All material U.S. federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed in a timely manner, and all such tax returns are correct and complete in all material respects and all taxes shown by such returns have been paid, except taxes and assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The Company and its Subsidiaries have filed in a timely manner all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law (other than U.S. federal income tax law), except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and all such tax returns are correct and complete in all material respects.  The Company and its Subsidiaries have paid all material taxes (other than U.S. federal income taxes) due, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals, and reserves on the books of the Company in respect of taxes for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(hh)
Insurance.  The Transaction Entities and their Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  None of the Transaction Entities has any reason to believe that it or any of its Subsidiaries will not be able (i) to renew, if desired, its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.  Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.  The Transaction Entities, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount equal to no less than eighty percent (80%) of the purchase price of each such Property.

(ii)
Investment Company Act.  None of the Transaction Entities are required, and upon the issuance and sale of the Shares and the Private Placement Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj)
Absence of Manipulation.  None of the Transaction Entities, nor any of their respective affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(kk)
Foreign Corrupt Practices Act.  None of the Transaction Entities, nor, to the knowledge of any of the Transaction Entities, any director, officer, agent, employee, Affiliate or other person acting on behalf of any of the Transaction Entities or any of their Subsidiaries are aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and have instituted policies and procedures which are reasonably expect to ensure continued compliance therewith.

(ll)
Money Laundering Laws.  The operations of each of the Transaction Entities and their Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transaction Entities or any of their Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of any of the Transaction Entities, threatened.

(mm)
OFAC.  None of the Transaction Entities, any of their Subsidiaries and, to the knowledge of any of the Transaction Entities, any director, officer, agent, employee or Affiliate of any of the Transaction Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S.  Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering and the issuance of the Private Placement Shares, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)
Lending Relationship.  Except as disclosed in the Prospectus, none of the Transaction Entities (i) have any material lending or other relationship with any bank or lending Affiliate of any Underwriter or (ii) intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any Affiliate of any Underwriter.

(oo)
Statistical and Market-Related Data.  Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(pp)	Approval of Listing. The Shares have been approved for listing on the NYSE Amex, subject to notice of issuance.

(qq)
Prior Sales of Common Shares or Operating Partnership Units.  Except as disclosed in the Registration Statement or the Prospectus, the Company has not sold, issued or distributed any Common Shares and the Operating Partnership has not sold, issued or distributed any Operating Partnership Units and, except as disclosed in the Registration Statement, General Disclosure Package or the Prospectus, there is no current plan for the sale, issuance or distributions of any Common Shares or securities convertible into Common Shares.

(rr)
Real Estate Investment Trust.  Commencing with its taxable year ending December 31, 2011, the Company intends to be organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation is intended to enable it to meet the requirements for qualification and taxation as a REIT under the Code.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus or General Disclosure Package are accurate and fair summaries, so far as they relate to matters of fact, of the tax matters described therein in all material respects.

(ss)
No Restrictions on Distributions or Repayment.  Except as described in the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s Units, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership.

(tt)
No Equity Awards.  Except for grants which are subject to consummation of the offering of the Shares or are otherwise disclosed in the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase Common Shares, pursuant to an equity-based compensation plan or otherwise.

(uu)
Foreign Jurisdictions.  The Company represents and warrants to the Underwriters that (i) the General Disclosure Package, Prospectus and Registration Statement comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the General Disclosure Package, Prospectus and Registration Statement, as amended or supplemented, if applicable, are distributed in connection with the Reserved Shares, and (ii) no Governmental License other than such as have been obtained or made, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Shares are offered outside the United States.  The Company has not offered, or caused the Underwriters to offer, Reserved Shares to any person with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

(vv)       Officer’s Certificates.  Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.           Covenants of the Transaction Entities.  Each of the Transaction Entities, jointly and severally, covenants with each Underwriter as follows:

(a)
Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 4(b), will comply with the requirements of Rule 430A, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

(b)
Filing of Amendments and Exchange Act Documents.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.  The Company will give the Representative notice of its intention to make any filings pursuant to the Exchange Act or the Exchange Act Regulations from the date hereof to the Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)
Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed or conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.

(d)
Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.

(e)
Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided that this sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(f)
Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)
Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)	Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares and the Private Placement Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(i)	Listing. The Company will use its commercially reasonable efforts to effect the listing of the Common Shares (including the Shares) on the NYSE Amex.

(j)
Restriction on Sale of Shares.  During a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), the Transaction Entities will not, without the prior written consent of the Representative (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing (except for a registration statement on Form S-8 relating to the Company’s equity incentive plan) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (C) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Prospectus, (D) any Common Shares or Operating Partnership Units issued in connection with the formation of the Operating Partnership, (E) the Private Placement Shares, (F) Common Shares, in the aggregate not to exceed 10% of the number of Common Shares outstanding, issued in connection with other acquisitions of real property or real property companies; provided, however, that the recipients of Common Shares issued in connection with such an acquisition shall be required to agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during the remainder of the Lock-Up Period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), or (G) Common Shares transferred in accordance with Article IV of the Company’s charter.  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this Section 4(j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k)
Reporting Requirements.  The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.  Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(l)
Compliance with FINRA Rules.  The Company hereby agrees that it will use commercially reasonable efforts to ensure that the Reserved Shares will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement.  The Underwriters will notify the Company as to which persons will need to be so restricted.  At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.  Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(m)
Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, not to be unreasonably withheld, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 (“Rule 433”) of the Securities Act; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i).  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.

(n)
Absence of Manipulation.  Except as contemplated herein or in the General Disclosure Package and the Prospectus, none of the Transaction Entities will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(o)
Qualification and Taxation as a REIT.  The Company will use its commercially reasonable efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2011, and the Company will use its commercially reasonable efforts to continue to qualify for taxation as a REIT under the Code unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(p)	Sarbanes-Oxley. Each of the Transaction Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained in Section 3 or in certificates of any officer of the Transaction Entities or any of their Subsidiaries delivered pursuant to the provisions hereof, to the performance in all material respects by the Transaction Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)
Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)
Opinions of Counsel for Company.  On the Closing Date, the Representative shall have received the favorable opinions, dated as of the Closing Date, of each of Proskauer Rose LLP and Venable LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters and to such further effect as counsel to the Underwriters may reasonably request.  In giving each such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transaction Entities and their Subsidiaries and certificates of public officials.

(c)
Tax Opinion.  On the Closing Date, the Representative shall have received the favorable tax opinion, dated as of the Closing Date, of Proskauer Rose LLP, tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters.  In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transaction Entities and their Subsidiaries and certificates of public officials.

(d)
Opinion of Counsel for Underwriters.  On the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Hirschler Fleischer, a Profession Corporation, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters with respect to the issuance and sale of the Shares delivered at the Closing Date, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transaction Entities and their Subsidiaries and certificates of public officials.

(e)
Officers’ Certificate.  On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of each of (x) the Chief Executive Officer, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and (y) the general partner of the Operating Partnership or the Chief Executive Officer, the President or a Vice President of the Operating Partnership and of the chief financial or chief accounting officer of the Operating Partnership, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Transaction Entities in Section 3 are true and correct with the same force and effect as though expressly made at and as of Closing Date, except that any representations and warranties expressly made as of a specified date shall only need to have been true and correct as of such specified date, (iii) the Transaction Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of the preliminary prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f)
Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)
Bring-down Comfort Letter.  On the Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the “specified date” referred to shall be a date not more than three business days prior to the Closing Date.

(h)	Approval of Listing. At Closing Date, the Shares shall have been approved for listing on the NYSE Amex, subject only to official notice of issuance.

(i)	No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)
Lock-up Agreements.  At the date of this Agreement, the Representative shall have received a lock-up agreement in form and substance reasonably satisfactory to it (the “Lock-Up Agreement”) signed by each of the persons listed on Schedule III hereto.

(k)	[Reserved]

(l)	Private Placement Closing. The Company shall have issued and sold the Private Placement Shares to the Private Placement Purchaser.

(m)
Conditions to Purchase of Option Shares.  In the event that the Underwriters exercise their option provided in Section 1(b) to purchase all or any portion of the Option Shares, the representations and warranties of the Transaction Entities contained herein and the statements in any certificates furnished by the Transaction Entities or any of their Subsidiaries hereunder shall be true and correct as of each Date of Delivery, except that any representations and warranties expressly made as of a specified date shall only need to have been true and correct as of such specified date, and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Date pursuant to Section 5(e) remains true and correct in all material respects as of such Date of Delivery.

(ii) Opinions of Counsel for Company.  The favorable opinions of each of Proskauer Rose LLP and Venable LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b).  In giving each such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transaction Entities and their Subsidiaries and certificates of public officials.

(iii) Tax Opinion.  The favorable tax opinion of Proskauer Rose LLP, tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c).  In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transaction Entities and their Subsidiaries and certificates of public officials.

(iv) Opinion of Counsel for Underwriters.  The favorable opinion of Hirschler Fleischer, a Professional Corporation, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d).  In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transaction Entities and their Subsidiaries and certificates of public officials.

(v) Bring-down Comfort Letter.  A letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representative and dated such Date of Delivery, in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g), except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n)
Additional Documents.  On the Closing Date and on each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(o)
Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Shares may be terminated by the Representative by notice to the Company at any time at or prior to Closing Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 3, 6, 7, 8 and 16 shall survive any such termination and remain in full force and effect.

6.           Indemnification.

(a)
Indemnification of Underwriters.  The REIT Entities jointly and severally agree to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever (“Losses”), as incurred, as to which such indemnified party may become subject as a result of a written claim made by a third party under any applicable law, domestic or foreign, or otherwise, and related to or arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information of the General Disclosure Package, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, or (B) any violation or alleged violation of Section 5(b)(1) of the Securities Act (“Section 5 Violation”) where the conduct constituting such Section 5 Violation was the primary responsibility of a REIT Entity or its Affiliates and was not accomplished at the direction of an Underwriter or any Affiliate of the Underwriter;

(ii) against any and all Losses, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission or Section 5 Violation described in subparagraph (i) above; provided, that any such settlement is effected with the written consent of the Company; and

(iii) against any and all Losses, as incurred (including the fees and disbursements of a single counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or any Section 5 Violation described in subparagraph (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any Losses to the extent (x) arising out of or based on any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the General Disclosure Package in reliance upon and in conformity with the Underwriter Information, or (y) found in a final, non-appealable judgment by a court to have resulted from the bad faith, gross negligence or willful misconduct of the party seeking indemnification or a Section 5 Violation where the conduct constituting such Section 5 Violation was the primary responsibility of any Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and was not accomplished at the direction of a REIT Entity or its Affiliates.

(b)
Indemnification of Company, Directors and Officers.  Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the REIT Entities, each of their respective directors, officers, employees, attorneys and agents, each of their respective officers who signed the Registration Statement, and each person, if any, who controls each of the REIT Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all Losses described in the indemnity contained in Section 6(a), as incurred, but only (x) with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the General Disclosure Package in reliance upon and in conformity with the Underwriter Information, or (y) if found in a final, non-appealable judgment by a court to have resulted from the bad faith, gross negligence or willful misconduct of, or a Section 5 Violation where the conduct constituting such Section 5 Violation was the primary responsibility of, any Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and was not accomplished at the direction of a REIT Entity or its Affiliates.

(c)
Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof.  If any such claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.

After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ one counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the REIT Entities under this Section 6 if:  (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) counsel for the Underwriters shall have reasonably concluded that there are legal defenses available to them that are different from or in addition to those available to the REIT Entities; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers or controlling persons, on the one hand, and the REIT Entities, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual conflicts of interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the REIT Entities.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	[Reserved]

(e)
Indemnification for Reserved Shares.  In connection with the offer and sale of the Reserved Shares, the REIT Entities jointly and severally agree to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Shares have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Shares or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but not with respect to untrue statements or omissions, or alleged untrue statements or omissions, made therein in reliance upon and in conformity with the Underwriter Information;  (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Shares which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Shares.

7.           Contribution.  If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (a) in such proportion as is appropriate to reflect the relative benefits received by the REIT Entities on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement, or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the REIT Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e), which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the REIT Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the REIT Entities and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the REIT Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, (A) whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the REIT Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e), or (B) whether any Section 5 Violation arose out of the conduct of or under the direction of, or was the primary responsibility of, the REIT Entities or its Affiliates, on the one hand, or the Underwriters or their Affiliates, on the other hand.

The REIT Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder, except as may be provided in any agreement among the Underwriters relating to the offering of the Shares.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Moreover, no person guilty of a Section 5 Violation shall be entitled to contribution from any person who was not guilty of a Section 5 Violation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the REIT Entities, each officer of the REIT Entities who signed the Registration Statement, and each person, if any, who controls the REIT Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the REIT Entities.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule I hereto and not joint.

8.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Transaction Entities or any of their Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (b) delivery of and payment for the Shares.

9.           Termination of Agreement.

(a)
Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has been, in the reasonable judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in or affecting any of the Properties or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)
Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 and provided further that Sections 3, 6, 7, 8 and 16 shall survive such termination and remain in full force and effect.

10.           Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail on the Closing Date or on any Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)
if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in proportion to the number of Initial Shares set forth in Schedule I hereto opposite the name of such non-defaulting Underwriter bears to the total number of Initial Shares opposite the names of all non-defaulting Underwriters, or

(b)
if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Date or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for a defaulting Underwriter under this Section 10.

11.           Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Transaction Entities (and each employee, representative or other agent of the Transaction Entities) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Transaction Entities relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

12.           Payment of Expenses.

(a)
Expenses.  The Company agrees to pay for or promptly reimburse the Representative on behalf of all Underwriters for all reasonable out-of-pocket expenses payable to third parties incident to their performance under this Agreement, including (i) the preparation, printing and filing under the Securities Act of the Registration Statement (including financial statements and exhibits thereto) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 1, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, in connection therewith, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus and any amendments or supplements thereto or prospectus wrapper prepared in connection therewith and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the Underwriters, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares and (x) the fees and expenses incurred in connection with the listing of the Shares on the NYSE Amex and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Shares (collectively, “Expenses”); provided, however, that in no event shall Expenses reimbursable to the Representative or incurred on behalf of the Underwriters by the Company exceed $40,000.  The Representative on behalf of all Underwriters shall provide evidence of all Expenses in reasonable detail to the Company.

(b)
Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9, the Company shall reimburse the Underwriters for all of their reasonable and out-of-pocket accountable expenses actually incurred, subject to FINRA Rule 5110(f)(2)(D), including the reasonable fees and disbursements of counsel for the Underwriters.

13.           Notices.  All notices, requests, communications and demands (each a “Notice”) to, with or upon any of the respective parties shall be in writing and sent by (i) personal delivery, (ii) reputable overnight courier, (iii) facsimile transmission with telephonic confirmation (provided that such Notice also is sent contemporaneously by another method provided for in this Section 13), or (iv) registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 13):

Notices to the Underwriters shall be directed to the Representative at:

Wunderlich Securities, Inc.
6000 Poplar Avenue
Suite 150
Memphis, Tennessee 38119
Tel:	(901) 251-1330
Fax:	(901) 251-1349
Attention: General Counsel

with a copy to:

Hirschler Fleischer
2100 East Cary Street
Richmond, Virginia 23223
Tel:	(804) 771-9500
Fax:	(804) 644-0957
Attention: Thomas G. Voekler, Esq.
Attention: Richard P. Cunningham, Esq.

notices to the Transaction Entities shall be directed to the Company at:

Preferred Apartment Communities, Inc.
3625 Cumberland Parkway, Suite 400
Atlanta, Georgia 30339
Tel: (770) 818-4100
Fax: (770) 818-4105
Attention:  Leonard A. Silverstein, Esq.

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Tel:  (212-969-3000
Fax:  (212) 969-2900
Attention:  Peter M. Fass, Esq.
Attention:  James P. Gerkis, Esq.

Any Notice sent as aforesaid shall be deemed given and effective upon actual receipt (or refusal of receipt).

14.           No Advisory or Fiduciary Relationship.  Each of the Transaction Entities acknowledges and agrees that

(a)
the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the several Underwriters, on the other hand,

(b)
in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Transaction Entities or their respective stockholders, unitholders, creditors, employees or any other party,

(c)
no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Transaction Entities on other matters) and no Underwriter has any obligation to the Transaction Entities with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement,

(d)	the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Transaction Entities, and

(e)
the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Transaction Entities have consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.           Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective successors.  No party hereto may assign this Agreement in whole or in part without the consent of the other parties, which shall not be unreasonably withheld.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and their respective successors and permitted assignees, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

16.           Trial by Jury.  Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders or unitholders, as applicable, and Affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.           TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

19.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.           Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

21.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing correctly sets forth the understanding among the Transaction Entities and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Transaction Entities and the Underwriters.

Very truly yours,

PREFERRED APARTMENT COMMUNITIES, INC., a Maryland corporation

By:
Name:	John A. Williams
Title:	Chief Executive Officer

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	PREFERRED APARTMENT COMMUNITIES, INC., a Maryland corporation
Its:	General Partner

By:
	Name:	John A. Williams
	Title:	Chief Executive Officer

PREFERRED APARTMENT ADVISOR, LLC, a Delaware limited liability company

By:
Name:	John A. Williams
Title:	Chief Executive Officer

Accepted and agreed to as
of the date first above written:

WUNDERLICH SECURITIES, INC.

By:
Name:
Title:

For itself and as Representative of the other Underwriters named on Schedule I hereto.

Schedule I

	Number of Initial
Underwriter	Shares to be Purchased

Wunderlich Securities, Inc.	[____]

Total	4,500,000	(1)

(1)  Includes up to 650,000 shares of the Company's Common Stock to be offered to Williams Realty Fund I, LLC and up to 250,000 shares of the Company's Common Stock that may be offered to Williams Opportunity Fund, LLC through the Company's directed share program without payment of underwriting discounts and commissions.

Schedule II

Issuer Free Writing Prospectuses

1.	Issuer Free Writing Prospectus, filed with the United States Securities and Exchange Commission on March 18, 2010

2.

3.
Free Writing Prospectuses

4.

5.

6.
Pricing and Other Information

7.

8.

9.

Schedule III

Signatories to Lock-Up Agreement

Section 1.

Section 2.

Section 3.